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                                                                    EXHIBIT 23.4


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of CKE Restaurants, Inc. on Form S-3 of our report dated February 20, 1998 (April 1, 1998 with respect to Note 13), on the consolidated financial statements of Flagstar Enterprises, Inc. and Subsidiary as of December 31, 1997, which report is included in CKE's Current Report on Form 8-K dated April 1, 1998, as amended, and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus which is part of this Registration Statement.

Deloitte & Touche, LLP
August 27, 1998